Exhibit 15.1

CONSENT OF INDEPENDENT AUDITORS

OF

Magic Software Japan K.K

We consent to the incorporation by reference of our report dated May 13, 2024, with respect to the financial statements of Magic Software Japan K.K as of December 31, 2023, which report appears in the annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2025.

/s/ KDA Audit Corporation
KDA Audit Corporation
Registered Auditors

Tokyo, Japan

May 13, 2026